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    Amendment to Schedule A and Schedule B to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
         Allmerica Financial Investment Management Services, Inc.
                                      and
          Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and Allmerica Financial Life Insurance and Annuity Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A and Schedule B thereto from time to time, and the parties now wish to amend Schedule A and Schedule B, to add additional separate accounts and change portfolios to service class, thereby substituting the attached Schedule A and Schedule B for the prior existing ones.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A and Schedule B to the Participation Agreement by adopting the attached Schedule A and Schedule B, dated May 1, 2002, and by substituting the attached Schedule A and Schedule B for any and all prior amendments to Schedule A and Schedule B., as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.

ALLMERICA FINANCIAL LIFE
INSURANCE AND ANNUITY COMPANY

By:
       -----------------------------

Name:  John P. Kavanaugh
       -----------------------------

Title: Vice President
       -----------------------------

Date:  May 1, 2002
       -----------------------------


ALLMERICA INVESTMENT TRUST               ALLMERICA FINANCIAL INVESTMENT
                                         MANAGEMENT SERVICES, INC.

By:                                      By:
       -----------------------------             -----------------------------

Name:  Kristin L. Bushard                Name:   Paul T. Kane
       -----------------------------             -----------------------------

Title: Vice President                    Title:  Vice President
       -----------------------------             -----------------------------

Date:  May 1, 2002                       Date:   May 1, 2002
       -----------------------------             -----------------------------

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             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
           SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                               (DATED MAY 1, 2002)

                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                             VARIABLE LIFE PRODUCTS


SEPARATE ACCOUNT         PRODUCT NAME                        1933 ACT #       1940 ACT #
----------------         ------------                        ----------       ----------
VEL                      VEL (`87)                           33-14672          811-5183
                         VEL (`91)                           33-90320
                         VEL (Plus)                          33-42687

VEL II                   VEL (`93)                           33-57792          811-7466

Inheiritage              Select Inheiritage                  33-70948          811-8120

Separate Account II      Select Life                         33-83604          811-8746

Allmerica Select
Separate Account III     Select SPL                          333-58551         811-8859
                         SPL II                               pending

VEL Account III          Allmerica Estate Optimizer          333-58385         811-8857

FUVUL Separate Account   ValuePlus Assurance (First Union)   333-93013         811-09731

Group VEL                Group VEL                           33-82658          811-8704
                         Group VEL COLI                      333-39798

Separate Account IMO     Allmerica VUL 2001                  333-84879         811-09529
                         Allmerica Select Life Plus          333-84879
                         VUL 2001 Survivorship               333-90995

Separate Account FR1     PremierFocus                           N/A              N/A

Separate Account FR2     PremierFocus                           N/A              N/A

Separate Account FR3     PremierFocus                           N/A              N/A

Separate Account FR4     PremierFocus                           N/A              N/A

Separate Account FQ1     PremierFocus                           N/A              N/A

Separate Account MM      Ehrenkranz PPVUL                       N/A              N/A
                         Neuberger Berman PPVUL
                         Ramius PPVUL Strauss

Separate Account EQ1     Ehrenkranz PPVUL                       N/A              N/A


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                                 VARIABLE ANNUITY PRODUCTS


SEPARATE ACCOUNT                   PRODUCT NAME                        1933 ACT #       1940 ACT #
----------------                   ------------                        ----------       ----------
VA-K                               ExecAnnuity Plus 91                  33-39702         811-6293
                                   ExecAnnuity Plus 93                  33-39702
                                   Advantage                            33-39702
                                   Agency C-Shares                     333-38274
                                   Agency Accumulator (no-load)        333-87099
                                   ValuePlus Assurance IVA             333-81861
                                   (First Union)
                                   Allmerica Immediate Advantage       333-81861
                                   Variable Annuity (IVA)-2
                                   Fund Quest                          333-90543
                                   Allmerica Value Generation          333-87099
                                   (Annuity Scout)

Allmerica Select Separate Account  Allmerica Select Resource I          33-47216         811-6632
                                   Allmerica Select Resource II         33-47216
                                   Allmerica Select Reward (Bonus)     333-78245
                                   Allmerica Select Charter (C-Shares) 333-63093
                                   Allmerica Select Secondary B/D      333-92115

Separate Accounts VA-A, VA-B,      Variable Annuities (discontinued)
VA-C, VA-G, VA-H

Fulcrum Separate Account           Fulcrum                             333-11377         811-7799

Separate Account UR1               PremierFocus                            N/A             N/A

Separate Account UR2               PremierFocus                            N/A             N/A

Separate Account UR3               PremierFocus                            N/A             N/A

Separate Account UR4               PremierFocus                            N/A             N/A

Separate Account UQ1               PremierFocus                            N/A             N/A

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                 FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
            SCHEDULE B TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                                (DATED MAY 1, 2002)

                   PORTFOLIOS OF ALLMERICA INVESTMENT TRUST
                   -----------------------------------------
              AIT Core Equity Fund (Service Class)
               (formerly Growth Fund)
              AIT Equity Index Fund (Service Class)
              AIT Government Bond Fund (Service Class)
              AIT Money Market Fund (Service Class)
              AIT Select Aggressive Growth Fund (Service Class)
              AIT Select Capital Appreciation Fund (Service Class) AIT Select Emerging Markets Fund (Service Class)
              AIT Select Growth and Income Fund (Service Class)
              AIT Select Growth Fund (Service Class)
              AIT Select International Equity Fund (Service Class) AIT Select Investment Grade Income Fund (Service Class)
               (formerly Investment Grade Income Fund)
              AIT Select Strategic Growth Fund (Service Class)
              AIT Select Strategic Income Fund (Service Class)
              AIT Select Value Opportunity Fund (Service Class)